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                                                                    Exhibit 10.1



                              CONSULTING AGREEMENT

          THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into this 22nd day of March, 1999, to be effective on and as of December 8, 1998, by and between PIER BORRA, an individual (the "Consultant"), and BALANCED CARE CORPORATION, a Delaware corporation (together with any related, affiliated or subsidiary corporation, the "Company").

                                   WITNESSETH:

          WHEREAS, the Company desires to engage the Consultant to provide certain services to the Company, and the Consultant is willing to provide such services to the Company; and

          WHEREAS, because of the Consultant's existing knowledge of the plans, operations, employees and customers of the Company, and the knowledge to be obtained by the Consultant of the plans, operations, employees and customers of the Company, it is important to the Company that the Consultant shall not disclose any confidential or proprietary information of the Company during or after the term of this Agreement; and

          WHEREAS, the Consultant is willing to enter into this Agreement upon the terms and conditions herein set forth.

          NOW, THEREFORE, for the consideration set forth in this Agreement, and intending to be legally bound hereby, the Consultant and the Company mutually promise and agree as follows:

          1. Consulting Duties, Term. The Company agrees to and does hereby engage the Consultant in a consulting capacity as an independent contractor to provide certain services, including, but not limited to, the services set forth on Exhibit A attached hereto and incorporated herein, and the Consultant does hereby agree to serve the Company in such capacity. Unless earlier terminated as provided in Paragraph 4, this Agreement shall have a term of two (2) years, commencing on December 8, 1998 and expiring on December 8, 2000.



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          2. Time Required. The Consultant shall devote his best efforts and such time as shall be reasonably necessary to perform the services pursuant to this Agreement up to a maximum of 120 hours per year, which maximum may be adjusted from time to time upon the mutual consent of the parties hereto.

          3. Compensation; Billing.

               (a) On a quarterly basis, on or before June 30, September 30, December 31 and March 31, as applicable, the Consultant shall submit an invoice to the Company setting forth the number of hours spent by the Consultant providing services hereunder for the applicable time period. The invoice shall be in a form and content reasonably acceptable to the Company. As consideration, for each hour that the Consultant provides services hereunder, the Company shall grant the Consultant a non-qualified stock option for 250 shares of the Company's common stock, par value $0.001 (the "Common Stock"), subject to the terms and conditions pertaining to "Independent Contractors" under the Company's 1996 Stock Incentive Plan, as amended and restated (as the same may be modified from time to time, the "Plan"). Each option will be granted pursuant to the form of Independent Contractor Stock Option Award Agreement (the "Award Agreement") attached hereto as Exhibit B (as the same may be modified from time to time). The grant date of each option shall be the date on which the Board of Directors of the Company approves the grant. The exercise price of each option shall be the fair market value of the Common Stock on the grant date. The Company will use its best efforts to submit the Consultant's invoice for approval at the next regularly scheduled meeting of the Board of Directors following receipt of the invoice.

               (b) Based on the compensation formula set forth in Paragraph 3(a) above (i.e., the number of service hours multiplied by 250 shares of Common Stock), the maximum amount of compensation that the Consultant could receive hereunder is the grant of stock options to purchase 60,000 shares of Common Stock; provided, however, the Company is only obligated to grant that number of stock options that the Consultant has earned based on the actual number of service hours provided by the Consultant during the term hereof.



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               (c) The Company will reimburse the Consultant for reasonable travel, lodging and other expenses arising in connection with the services to be provided pursuant to this Agreement. Such expenses shall be approved by the Chief Executive Officer of the Company in advance. All travel arrangements for Consultant shall be made by the appropriate Company personnel.

The compensation set forth in this Paragraph 3 shall be considered as full payment to the Consultant for all such services rendered under this Agreement.

          4. Termination.


               (a) Either party may terminate this Agreement without cause by giving the other party thirty (30) calendar days? prior written notice.

               (b) This Agreement shall automatically terminate upon the death or disability of the Consultant.

               (c) The Company may terminate this Agreement with cause immediately upon written notice to the Consultant upon the beach by Consultant of any of the terms or conditions of this Agreement, including but not limited to the confidentially and nondisclosure provisions set forth in Paragraph 5.

               (d) As of the date of termination of this Agreement, the Company's obligation to grant, and the Consultant's right to be awarded, stock options shall cease and neither party shall have any further rights or obligations hereunder except for the rights and obligations accruing prior to the date of termination or arising as a result of any breach of this Agreement. Any stock options granted to the Consultant as compensation under Paragraph 3 as of the date of termination shall be governed by the terms and conditions of the Award Agreement and the Plan. Notwithstanding the foregoing, the following provisions shall survive the termination or expiration of this Agreement, regardless of the cause of such termination: Paragraph 5 and Paragraph 6(b).


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          5. Confidentiality; Nondisclosure.

               (a) The Consultant recognizes and acknowledges that during the term of this Agreement, the Consultant will have access to, be provided with and, in some cases, will prepare and create, certain confidential and proprietary information and trade secrets of the Company arising in connection with the plans, operations, employees and customers of the Company (collectively, the "Information"), all of which is of substantial value to the Company and its business.

               (b) The Consultant agrees to keep the Information confidential and that the Information shall not, without the prior written consent of the Company, be copied, divulged, disclosed, provided or otherwise made available by the Consultant or any of Consultant's employees, contractors, agents or representatives (collectively, the "Representatives"), and shall not be used by the Consultant or any of the Representatives other than as provided in this Agreement. Moreover, the Consultant agrees to transmit the Information only to such of the Representatives who need to know the Information for the sole purpose of assisting the Consultant in providing the services pursuant to this Agreement, who are informed of this Agreement and who agree to be bound by the terms hereof as if a party hereto.

               (c) The Consultant acknowledges and agrees that all of the documents, instruments, reports, memoranda or other materials prepared by the Consultant or the Representatives and any other materials containing or otherwise reflecting the Information (together with all copies of the foregoing) are and shall be the sole and exclusive property of the Company.

               (d) The Consultant agrees that, upon the Company's request, all of the furnished Information, any documents, instruments, reports, memoranda or other materials prepared by the Consultant or the Representatives and any other materials containing or otherwise reflecting the Information (together with all copies of the foregoing), shall, at the Company's option, be (1) returned to the Company or (2) destroyed at the Company's direction.



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               (e) The Consultant further acknowledges and agrees that U.S.
          securities laws prohibit any person or entity that has material non-public information about a company from trading in the securities of such company or from communicating such information to any other third party under circumstances in which it is reasonably foreseeable that such third party is likely to trade in the securities of such company. The Consultant agrees not to use such information in the trading of securities of the Company or to communicate such information to others who so trade in the securities of the Company.

               (f) Notwithstanding anything herein to the contrary, no obligation or liability shall accrue hereunder with respect to any of the matters contained in the Information to the extent that such Information (1) is or becomes publicly available other than as a result of acts by the Consultant or the Representatives in violation of this Agreement, (2) is in the possession of the Consultant or the Representatives prior to disclosure by the Company or (3) is, on the advice of counsel, required to be disclosed by law.

               (g) The Consultant acknowledges and agrees that the Information is a valuable and unique asset of the Company and that the provisions of this Agreement are made for the benefit of the Consultant and for the benefit of the Company, and that in the event of any breach of this Agreement, the Company will be harmed and unable to be made whole by monetary damages. It is accordingly agreed that the Company, in addition to any other remedy to which it may be entitled in law or at equity, shall be entitled to an injunction or injunctions to remedy breaches of this Agreement and/or compel specific performance of this Agreement.

The provisions of this Paragraph 5 shall survive termination or expiration of this Agreement and shall remain in full force and effect until the expiration of two (2) years following the date of termination or expiration, as the case may be.

          6. Independent Contractor. The Consultant is and shall at all times be an independent contractor and shall not hold herself out as an employee of the Company. Nothing in this Agreement is



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intended, nor shall it be construed, to create an employer/employee relationship, a joint venture relationship, a lease or landlord/tenant relationship, or to allow the Company to exercise control over the manner or method by which the Consultant performs the services which are the subject of this Agreement, except that the Company shall have an interest in ensuring that the Consultant's services shall be performed in a competent, efficient and satisfactory manner. Furthermore:

               (a) The Consultant shall be liable for his own debts, obligations, acts and omissions, including the payment of all required withholding, social security, income tax, unemployment insurance and other taxes or benefits pursuant to any law or requirement of any governmental body.

               (b) The Company shall not withhold on behalf of the Consultant any sums for income tax, unemployment insurance, social security or other withholding or benefit pursuant to any law or regulation of any governmental body. The Consultant will indemnify and hold harmless the Company from any loss or liability arising from the Company's failure to make such payments or withholdings. The provisions of this Paragraph 6(b) shall survive termination or expiration of this Agreement.

               (c) If the Internal Revenue Service or any other governmental body shall, at any time, question or challenge the independent contractor status of the Contractor, the Company and/or the Consultant, upon receipt by either of them of notice from the Internal Revenue Service or any other governmental body, shall promptly notify the other party and afford the other party the opportunity to participate in any discussions or negotiations with the party that received notice from the Internal Revenue Service or other governmental body as such party that received notice may reasonably request. Each party shall bear its respective costs in the event of such inquiry.

               (d) The Consultant hereby agrees that the Company shall not be obligated to provide the Consultant with vacation pay, health and disability insurance or workers' compensation insurance.



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          7. Scope. In the event that any provision of this Agreement is deemed by a court of competent jurisdiction to be excessively broad as to duration, scope, activity or subject, such provision shall be construed and enforced to the fullest extent permitted by law.

          8. Notices. All notices, requests, demands or other communications provided for in this Agreement shall be in writing and shall be deemed to have been given at the time when personally delivered, or mailed in a registered or certified prepaid envelope, return receipt requested, or sent by overnight courier that regularly provides receipts and is addressed to the address below:


          If to the Consultant to:

               Pier Borra
               825 South Cable Road
               Lima, Ohio

          If to the Company to:

               Balanced Care Corporation
               5021 Louise Drive, Suite 200
               Mechanicsburg, PA 17055
               Attn: Brad Hollinger, President & CEO

or at such other address as hereafter may be notified in writing by one party to the other.

          9. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be modified or changed in any respect except in writing duly signed by the parties hereto.

          10. Interpretation of Provisions. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.



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          11. Captions. Captions in this Agreement are solely for purposes of identification and shall not in any manner alter or vary the interpretation or construction of this Agreement.

          12. Assignment. All the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, transferees, successors and assigns. This Agreement shall be assignable by the Company to a subsidiary, affiliate or successor corporation. The Consultant shall not have the right to assign this Agreement without the prior written consent of the Company, which consent may be withheld in the Company's sole discretion; provided, however, that the Consultant shall have the right to subcontract or assign work under this Agreement to the Consultant's employees or other independent contractors so long as any such subcontractee or assignee agrees to be bound by the provisions of Paragraph 5 (Confidentiality; Non-Disclosure) and Paragraph 6 (Independent Contractor) of this Agreement, and further provided that the Consultant shall provide written notice to the Company prior to any such assignment.

          13. Counterparts. This Agreement may be executed in one (1) or more counterparts. Each full counterpart shall be deemed an original, but all such counterparts together shall constitute one and the same instrument

          14. Governing Law. This Agreement shall be governed by, interpreted, construed and enforced in accordance with the laws



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of the Commonwealth of Pennsylvania, including its statutes of limitation but without regard to its conflict of laws rules.

          IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have executed and delivered this Agreement to be effective on and as of December 8,1998.

WITNESS:                                    CONSULTANT

/s/ Tonya C. San Chez                       /s/ PIER C. BORRA
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                                                Pier Borra

ATTEST/WITNESS:                             BALANCED CARE CORPORATION, a
                                            Delaware corporation

/s/ Robin L. Barber                         By: /s/ BRAD HOLLINGER
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                                                Brad Hollinger
                                                President and CEO



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                                   EXHIBIT A

                       Description of Consulting Services


1. Advise on Investor Relations.

2. Advise on Skilled Nursing Operations and PPS Issues.

3. Advise on Tactical Planning of Continuum Concept.

4. Advise on Corporate Organizational Matters.

5. Provide such other services as shall be mutually agreed between the parties hereto.

Note: This Agreement specifically excludes any and all services provided by Pier Borra in his capacity as a member of the Board of Directors of Balanced Care Corporation or any Committee thereof.



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